EXHIBIT 10.50




                                  OFFICE LEASE

                                     BETWEEN





                                  ANDRX CORP.,



                        A FLORIDA CORPORATION, AS TENANT,




                                       AND




                       TRI-COUNTY DEVELOPMENT GROUP, INC.,

                       A FLORIDA CORPORATION, AS LANDLORD

                                TABLE OF CONTENTS



                       ARTICLE 1 - BASIC LEASE INFORMATION
                              ARTICLE 2- AGREEMENT
             ARTICLE 3 - TERM, DELIVERY, AND ACCEPTANCE OF PREMISES
                            ARTICLE 4 - MONTHLY RENT
                                ARTICLE 5 - TAXES
                              ARTICLE 6 - INSURANCE
                                 ARTICLE 7 - USE
                 ARTICLE 8 - REQUIREMENTS OF LAW; FIRE INSURANCE
                      ARTICLE 9 - ASSIGNMENT AND SUBLETTING
                       ARTICLE 10 - RULES AND REGULATIONS
                            ARTICLE 11 - COMMON AREAS
                        ARTICLE 12 - LANDLORD'S SERVICES
                   ARTICLE 13 - TENANT'S CARE OF THE PREMISES
                            ARTICLE 14 - ALTERATIONS
                          ARTICLE 15 - MECHANICS' LIENS
                            ARTICLE 16 - END OF TERM
                           ARTICLE 17 - EMINENT DOMAIN
                       ARTICLE 18 - DAMAGE AND DESTRUCTION
                           ARTICLE 19 - SUBORDINATION
                         ARTICLE 20 - ENTRY BY LANDLORD
                ARTICLE 21 - INDEMNIFICATION, WAIVER, AND RELEASE
                          ARTICLE 22 - SECURITY DEPOSIT
                          ARTICLE 23 - QUIET ENJOYMENT
                           ARTICLE 24 - EFFECT OF SALE
                              ARTICLE 25 - DEFAULT
                           ARTICLE 26 - MISCELLANEOUS
                            EXHIBIT A - THE PREMISES
                     EXHIBIT B - WORKLETTER (not applicable)
                        EXHIBIT C - RULES AND REGULATIONS
                    EXHIBIT D - COMMENCEMENT DATE CERTIFICATE

                                  OFFICE LEASE

This Office Lease is entered into by landlord and tenant for the following basic lease information. Landlord and tenant agree:

                       ARTICLE 1 - BASIC LEASE INFORMATION

1.1      Basic Lease Information
         In addition to the terms that are defined elsewhere in this lease, these terms are used in this lease:

         (a)      DATE LEASE EXECUTED

         (b)      LANDLORD
                  TRI-COUNTY DEVELOPMENT GROUP, INC.

         (c)      LANDLORD'S ADDRESS
                  4491 South State Road 7, Penthouse One
                  Fort Lauderdale, Florida  33314-4048

         (d)      TENANT
                  ANDRX CORPORATION

         (e)      TENANT'S ADDRESS
                  4491 South State Road 7, Suite 200
                  Fort Lauderdale, Florida  33314-4048

                  with copy to:
                  Scott Lodin, Esq.
                  Vice President and General Counsel
                  4001 S.W. 47th Avenue
                  Ft. Lauderdale, Florida  33314

         (f)      TENANT'S USE FOR LEASED PREMISES
                  Office space which includes, but is not limited to, the supporting use of conference and computer facilities, employee kitchen and related non-commercial facilities, and any other legally permitted use consistent with the characteristics of a comparable office building

         (g)      BUILDING ADDRESS
                  Broward Corporate Center
                  4491 South State Road 7
                  Fort Lauderdale, Florida  33314-4048

         (h)      PREMISES
                  The premises shown on Exhibit "A" to this lease, known as Suite 200

         (i)      RENTABLE AREA OF THE PREMISES
                  4,088 square feet, plus 15% common area rent factor = 4,701 total leased square feet (actual footage will be adjusted from architect final plans)

         (j) RENT FACTOR - Fifteen (15%) percent common area add-on, as is actual in building.

         (k)      TERM
                  Five (5) years

         (l)      COMMENCEMENT DATE
                  landlord will use reasonable efforts to have space available by April 15, 2000, and in no event later than May 1, 2000

         (m)      OPTION TO RENEW
                  Two (2) successive five (5) year options, as per Section 3.3 of lease

         (n)      EXPIRATION DATE
                  Five years following the commencement date.

         (o)      SECURITY DEPOSIT
                  $ 12,000

         (p)      MONTHLY RENT
                  $ 6,268.00 per month, plus applicable sales taxes.

         (q)      BUILDOUT ALLOWANCE
                  not applicable as space is completed. tenant may add any additional walls or doors they choose

         (r)      PROPERTY MANAGER
                  TATE MANAGEMENT, INC.
                  1175 N.E. 125th Street
                  North Miami, Florida  33181

         (s)      BROKER
                  Capital Realty Services
                  Three (3) percent of present value of rental payments for the five (5) year term, paid by Landlord 1/3 at lease execution, 1/3 at time of permit receipt and 1/3 at time of Commencement Certificate.

         (t)      RESERVED PARKING
                  Two (2) spaces reserved at no charge. Tenant my elect for additional spaces at $ 15.00/month per space.

1.2 Definitions
         (a)  "ADDITIONAL RENT"
                  Any amounts that this lease requires tenant to pay in addition to monthly rent.

         (b)  "BUILDING"
                  The building located on the land and of which the premises are a part.

         (c)  "LEASE YEAR"
                  A period of twelve (12) consecutive full calendar months following the commencement of the term of the lease.

         (d)  "PROJECT"
                  The development consisting of the land and all improvements, including without limitation the building, parking lot, parking structure, common areas, walkways, driveways, fences, and landscaping.

         (e)  "RENT"
                  The monthly rent and additional sums due.

         (f)  "WORKLETTER"
                  The workletter is not applicable as space is completed.

1.3 Exhibits
The following addendum and exhibits are attached to this lease and are made part of this lease:

         (a)      EXHIBIT A - The Premises
         (b)      EXHIBIT B - Workletter (not applicable)
         (c)      EXHIBIT C - Rules and Regulations
         (d)      EXHIBIT D - Commencement Date Certificate

                              ARTICLE 2 - AGREEMENT

Landlord leases the premises to tenant, and tenant leases the premises from landlord, according to this lease. The duration of this lease will be the term. The term will commence on the commencement date and will expire on the expiration date.

                        ARTICLE 3 - DELIVERY OF PREMISES

3.1 Delivery of Possession
Landlord will have delivered possession of the premises to tenant on the commencement date, as it may be adjusted pursuant to the workletter. Landlord will construct in the premises the improvements according to the workletter. Tenant acknowledges that neither landlord nor its agents have made any representations or warranties as to the suitability or fitness of the premises for any purpose, nor has landlord or its agents agreed to construct any improvements to the premises except as expressly provided in this lease and the workletter. If for any reason landlord cannot deliver possession of the premises to tenant on the commencement date, this lease will not be void or voidable, and landlord will not be liable to tenant for any resultant loss or damage. Tenant will execute the commencement date certificate attached to this lease as Exhibit "D" within 15 days of landlord's request.

3.2 Early Entry
Tenant may enter to premises prior to the commencement date for the purpose of installing fixtures, furniture and equipment at tenant's sole risk and subject to all the terms and provisions of this lease as though the commencement date had occurred, except the payment of rent, which obligation commences on the commencement date. Tenant or its agents will not interfere with or delay landlord's completion of construction of the improvements. All rights of tenant under this Section 3.2 will be subject to the requirements of all applicable building codes, zoning requirements, and federal, state, and local rules, and regulations, so as not to interfere with landlord's obtaining of a certificate of occupancy for the premises.

Any such pre-commencement date installations by tenant shall be performed by contractor(s), subcontractor(s), or material supplier(s) first approved by landlord, which shall not be unreasonably withheld or delayed.("Tenant's contractors"). Tenant shall be responsible for obtaining all necessary permits and approvals at tenant's sole expense in connection with the work performed by tenant's contractors. Tenant agrees to indemnify and hold harmless landlord and its agents from and against any and all costs, which arise out of, is occasioned by, or is in any way attributable to the work being performed by tenant's contractors, except to the extent caused by the negligence or willful misconduct of landlord or its agents. Prior to any work being performed by any tenant's contractor, tenant shall provide to landlord certificates of insurance evidencing that tenant has the required commercial general liability insurance required of tenant under this lease, as well as certificates of insurance evidencing that each tenant's contractor has in effect (and shall maintain at all times during the course of its work) workers' compensation insurance to fully cover liability under workers' compensation laws of the State of Florida and comprehensive general liability insurance.

3.3 Option To Renew
So long as no uncured default exists hereunder, tenant shall have successive option(s) to renew this lease for additional term(s) as stated in paragraph 1, upon terms and conditions herein. The rent during these option years shall be increased as set forth in Section 4.2, using the preceding lease year as the base year of the rental adjustment. The tenant shall exercise such renewal option(s) by giving written notice to the landlord by certified mail, return receipt requested, at the landlord's address set forth hereinabove (or at such other address designated by landlord in writing), at least six (6) months prior to the expiration of the term(s).

                            ARTICLE 4 - MONTHLY RENT

4.1 Monthly Rent
Throughout lease term, tenant shall make monthly payments to Property Manager, as designated by Section 1.1(r). Monthly payments are timely if received by Property Manager by the first day of each calendar month of the term. Monthly rent will be paid to landlord, received by Property Manager, without written notice or demand, and without deduction or offset except as otherwise expressly set forth in this lease, in United States of America dollars. Any untimely rent payments are subject to a 10% late penalty if not then paid within ten (10) days after written notice.

4.2 Annual Rent Adjustment
Commencing with the second (2nd) Lease year and at the beginning of each Lease year thereafter during lease term, the annual rent shall be increased five percent (5%) per year over the previous years rent. The annual rent, shall be payable in monthly installments as per paragraph 4.1 hereinabove.

                                ARTICLE 5 - TAXES
5.1 Taxes
(a) Tenant will not be obligated to pay any inheritance tax, gift tax, transfer tax, franchise tax, income tax (based on net income), profit tax, or capital levy imposed upon landlord or real estate tax upon the property of which the premises are a part.
(b) Tenant is responsible for any State or Federal sales taxes on their rent payments.

                              ARTICLE 6 - INSURANCE

6.1 Landlord's Insurance
At all times during the term, landlord shall carry and maintain, at landlord's expense, (in amounts reasonably determined by landlord):
         (a) Fire and extended full replacement coverage insurance covering the project, any leasehold improvements constructed by landlord, its equipment and common area furnishings and equipment;
         (b) Bodily injury and property damage insurance; and
         (c) Such other insurance as landlord reasonably determines from time to time.

6.2 Tenant's Insurance
At all times during lease term, tenant shall carry and maintain, at tenant's expense, insurance in the amounts specified below with insurance companies licensed in Florida:
         (a) Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $1,000,000.00. All such insurance will be equivalent to coverage offered by a commercial general liability form, including without limitation person injury and contractual liability coverage for the performance by tenant of the indemnity agreements set forth in Article 21 of this lease;
         (b) Insurance covering all of tenant's furniture and fixtures, machinery, equipment, stock, and any other personal property owned and used in tenant's business and found in, on, or about the project, and any leasehold improvements to the premises made by tenant, if any, provided pursuant to the workletter in amount not less than full replacement cost. Property forms will provide coverage on a broad form basis insuring against "all risks of direct physical loss." and
         (c) Worker's compensation insurance insuring against and satisfying tenant's obligations and liabilities under the worker's compensation laws of Florida, including employer's liability insurance in the limits required by the laws of the state in which the project is located.
         (d) Comprehensive liability automobile insurance if tenant operates owned, hired, or nonowner vehicles on the project, at a limit of liability not less than $500,000.00 combined bodily injury and property damage.

6.3 Forms of Policies
Certificates of insurance with copies of endorsements naming landlord as additional insured, must be delivered to landlord at time of tenant's occupancy of the premises, and at least 10 days prior to the expiration each such policy. All commercial general liability policies maintained by tenant will name landlord as additional insured, entitling them to recover under such policies for any loss sustained by them as a result of the negligent acts or omissions of tenant. All such policies maintained by tenant will provide that they may not be terminated, nor coverage reduced, except after 30 days' prior written notice to landlord. All commercial general liability and property policies maintained by tenant will be written as primary policies, not contributing with and not supplemental to landlords coverage.

6.4 Waiver of Subrogation
Landlord and tenant each waive any and all rights to recover against the other or against any other tenant or occupant of the project, or against the officers or business visitors of such other party or of such other tenant or occupant of the project, for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried by such party pursuant to this Article 6 or any other property insurance actually carried by such party to the extent of the limits of such policy. Tenant agrees to cause all other occupants of the premises claiming by, under, or through tenant to execute and deliver to landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

6.5 Adequacy of Coverage
Landlord and its agents make no representation that limits of liability specified to be carried by tenant per to Article 6 are adequate to protect tenant. If tenant believes such insurance coverage is inadequate, tenant will obtain any additional coverage as tenant deems adequate, at tenant's sole expense.

                                 ARTICLE 7 - USE

7.1 Use of Leased Premises
The premises will only be used for Tenant's stated purpose, and for general business office purposes, and for no other purpose, and in a careful, safe, and proper manner. Tenant will not commit waste or suffer or permit waste to be committed in, on, or about the premises. Tenant will conduct its business and control its employees, agents, and invitees in such a manner as not to create any nuisance or interfere with, annoy, or disturb any other tenant or occupant of the project or landlord in its operation of the project.

                 ARTICLE 8 - REQUIREMENTS OF LAW; FIRE INSURANCE

8.1 General
         Tenant will promptly comply with all laws with the requirements of any board of fire underwriters or similar body, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as with the provisions of all recorded documents affecting the premises, excluding structural changes or base building system changes unless required by the unique nature of tenant's use or occupancy of the premises.

8.2 Hazardous Materials
         (a) For purposes of this lease, "hazardous materials" means any explosives, radioactive materials, hazardous wastes or substances, including without limitation substances defined as "hazardous substances" in the Environmental, Response, Compensation and Liability Act of 1980, 42 U.S.C. ## 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C.## 1801-1812; the Resource Conversation and Recovery Act of 1976, 42 U.S.C. ##6901-6987; or other federal, state, or local law, ordinance, code, rule, regulation, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, "hazardous materials laws").

         (b) Tenant will not permit the storage, use, or disposition of any unlawful levels of hazardous materials about the premises by tenant, its agents, employees, or contractors. Without landlord's prior written consent, tenant will not take any remedial action or enter into any agreements or settlements in response to the presence of any hazardous materials in, on, or about the premises.

         (c) Tenant will be solely responsible for and will defend, indemnify and hold landlord, its agents, and employees harmless from all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with tenant's breach of its obligations.

8.3 Certain Insurance Risks
Tenant will not permit any act upon the premises which would (a) jeopardize the fire insurance policies covering the property in the project; (b) increase the rate of fire insurance applicable to the premises than for anything other than office use of the project; or (c) subject landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the premises.

                      ARTICLE 9 - ASSIGNMENT AND SUBLETTING

9.1 General
Tenant will not assign, mortgage, or encumber this lease, nor sublease, nor permit the premises or any part of the premises to be used or occupied by others, without the prior written consent of landlord in each instance, which consent shall not be unreasonably withheld or delayed. Any assignment or sublease in violation of this Article 9 will be void. No assignment, sublease, occupancy, or collection will be deemed (a) a waiver of the provisions of this
Section 9.1; (b) the acceptance of the assignee, subtenant, or occupant as tenant; or (c) a release of tenant from the further performance by tenant of covenants on the part of tenant contained in this lease.
         The consent by landlord to an assignment or sublease will not be construed to relieve tenant from obtaining landlord's prior written consent in writing to any further assignment or sublease.
         No permitted subtenant may assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without landlord's prior written consent in each instance.

9.2 Submission of Information
If tenant requests landlord's consent to a specific assignment or subletting, tenant will submit in writing to landlord (a) the name and address of the proposed assignee or subtenant; (b) the business terms of the proposed assignment or sublease; (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (d) banking, financial, or other credit information reasonably sufficient to enable landlord to determine the financial responsibility and character of the proposed assignee or subtenant; and (e) the proposed form of assignment or sublease for landlord's reasonable approval.

9.3 Payments to Landlord
If landlord consents to a proposed assignment or sublease, then landlord will have the right to require tenant to pay to landlord a sum equal to (a) fifty
(50) percent of any rent or other consideration paid to tenant by any proposed transferee that (after deducting the costs of tenant, if any, in effecting the assignment or sublease, including reasonable alterations costs, commissions and legal fees) is in excess of the rent allocable to the transferred space then being paid by tenant to landlord pursuant to this lease; (b) fifty (50) percent of any other profit or gain (after deducting any necessary expenses incurred) realized by tenant from any such sublease or assignment; and (c) landlord's reasonable attorney's fees and costs incurred in connection with negotiation, review, and processing of the transfer. All such sums payable will be payable to landlord at the time the next payment of monthly rent is due.

9.4 Prohibited Transfers
The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this lease, or a majority of the total interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transaction, will be deemed an assignment of this lease or of such sublease requiring landlord's consent in each instance. For purposes of this Article 9, the transfer of outstanding capital stock of any corporate tenant will not include any sale of such stock effected through the "over-the-counter market" or through any recognized stock exchange or through a tender offer.

9.5 Permitted Transfer
Landlord consents to an assignment of this lease or sublease of all or part of the premises to a wholly owned subsidiary of tenant or the parent or affiliate of tenant or to any corporation, or other entity, into or with which tenant may be merged or consolidated, or which acquires all or substantially all of tenant's assets or stock; provided that tenant promptly provides landlord with a fully executed copy of such assignment or sublease and that tenant is not released from liability under the lease.

9.6 Remedies
If tenant believes that landlord has unreasonably withheld its consent pursuant to this Article 9, tenant's sole remedy will be to seek a declaratory judgment that consent was unreasonably withheld or an order of specific performance or mandatory injunction of the agreement to give its consent.

                       ARTICLE 10 - RULES AND REGULATIONS

10.1 Rule and Regulations of the Property/Premises
Tenant and its employees, agents, licensees, and visitors will at all times observe faithfully, and comply with, the rules and regulations set forth in Exhibit "C". Landlord may reasonably modify existing rules and regulations, or adopt reasonable new rules and regulations for the use of the premises for the comfort, quiet, and convenience of occupants of the project. Modifications will be effective upon 30 days' prior written notice to tenant from landlord. If any breach occurs, landlord will have all remedies that this lease provides for default by tenant, and will in addition have any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. Landlord will not be liable to tenant for violation of such rules and regulations by any other tenant, its employees, agents, visitors, or licensees or any other person.

                            ARTICLE 11 - COMMON AREAS

11.1 Common Areas defined
The term "common areas" means the hallways, entryway, stairs, elevators, driveways, walkways, terraces, docks, loading areas, restrooms, trash facilities, and other areas in the project that are provided from landlord for the general non-exclusive use of all tenants of the building, and their respective invitees. Landlord grants tenant and its invitees a non-exclusive license to use the common areas with others entitled, subject to the terms and of this lease. Without advance notice to tenant, except by subsection (a) below, and to tenant, landlord will have the right to:

         (a) Close off any of the common areas to whatever extent required in the opinion of landlord and its counsel to prevent a dedication of any of the common areas or the accrual of any rights by any person or the public to the common areas;
         (b) Temporarily close any of the common areas for maintenance, alteration, or improvement purposes; and
         (c) Change the size, use, shape, or nature of any common areas, including erecting additional buildings or structures so long as tenant's business operations are not adversely affected. Upon erection of additional buildings or change in common areas, the portion no longer available as common areas will be calculated, and landlord will make an appropriate adjustment in the rentable area.

                        ARTICLE 12 - LANDLORD'S SERVICES

12.1 Landlord's Repair and Maintenance
Landlord will maintain, repair and restore the common areas and all portions of the building other than the interior of the premises in reasonable condition. Landlord will be responsible for restroom supplies, window washing at its discretion and janitorial service to the common areas. Landlord will maintain, repair and replace as necessary the HVAC system for the common areas and all base building electrical, mechanical, plumbing and life safety systems.

12.2 Landlord's Other Services
Landlord will furnish the common areas with those services reasonably customary in the area.

12.3 Tenant's Costs
         (a) Whenever equipment or lighting (other than building standard lights) is used in the premises by tenant and such equipment or lighting affects the temperature otherwise normally maintained by the design of the building's air conditioning system, landlord will have the right, after prior written notice to tenant, to install supplementary air conditioning facilities in the premises or otherwise modify the ventilating and air conditioning system serving the premises; and the cost of such facilities, modifications, and additional service will be paid by tenant as additional rent.
         (b) Tenant is responsible for all charges for electricity separately metered to Tenant. In no event shall Landlord be liable for an interruption or failure in the supply of any utilities. Tenant shall be required to pay any connection charges for Premises if the Landlord has been required by the governing municipality to pay these charges prior to the Tenant taking possession of the premises.
         (c) Tenant is responsible for the maintenance and repair of its own space, including replacing light bulbs and ballasts, lights and electrical fixtures, heat and air conditioning, wall coverings and doors and janitorial services, except as provided in Section 12.1.

12.4 Limitation On Liability
Except to the extent caused by any negligence or willful misconduct by landlord, its agents, employees or contractors, Landlord will not be in default for any failure to supply heat, air conditioning, elevator, cleaning, lighting, security; for surges of electricity; when landlord uses reasonable diligence to supply such services. Landlord will not be liable to tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the building or project of any person. In the event of invasion, mob, riot, public excitement, strikes, lockouts, or other circumstances landlord will have the right to prevent access to the building or project during the continuance of the same by such means as landlord, in its reasonable discretion, may deem appropriate, including without limitation locking doors and closing parking areas and other common areas. Except to the extent caused by any negligence or willful misconduct by landlord, its agents, employees or contractors,Landlord will not be liable for damages to person or property, or interruption of, business for any discontinuance permitted under this Article 12, nor will such discontinuance in any way be construed as an eviction of tenant or cause an abatement of rent or operate to release tenant from any of tenant's obligations under this lease.

If Landlord causes failure to provide an essential building service (such as elevators or electricity), and such failure (i) is not caused by the negligence or willful misconduct of tenant or its agents, employees or contractors, and
(ii) renders all or any portion of the premises untenantable, and (iii) continues for a period of three (3) consecutive business days after landlord's receipt of written notice from tenant, then tenant shall be entitled to an abatement of monthly rent for each day that the premises are untenantable with respect to the portion of the premises that is untenantable.

                   ARTICLE 13 - TENANT'S CARE OF THE PREMISES

13.1 Tenant to maintain the leased premises
Tenant agrees to maintain the interior of the premises, including the floor coverings, plumbing, air conditioning, electrical and kitchen appliances, in the condition delivered to tenant, reasonable wear and tear excluded. Tenant shall immediately advise landlord of any damage to the premises, which may be repaired or replaced by landlord, at tenant's expense. Such expense will be collectible as additional rent and will be paid by tenant within 10 days after statement for such expense, plus 5% of such expense for landlord's overhead.

13.2 Tenant is responsible for maintaining its air conditioning
Tenant, at its sole cost and expense, shall maintain the air conditioning for the premises in good condition and repair. As a part of this obligation, Tenant shall enter into a service contract with a fully licensed air conditioning repair firm, which firm shall:
         (a) Regularly service the air conditioning unit(s) supplying the premises on a monthly basis, changing belts, filters and other parts;
         (b) Perform emergency and extraordinary repairs on the air conditioning unit(s);
         (c) Keep a detailed record of the yearly services performed on the premises and submit a yearly service report to the Tenant at year end;
         (d) Tenant shall furnish to Landlord, at each calendar year end, a copy of said yearly service report. Not later than thirty (30) days after the commencement date and annually thereafter, Tenant shall furnish to Landlord a copy of the air conditioning maintenance contract and proof that the annual premium for the maintenance contract has been paid. Nothing stated hereinabove shall limit Tenant's obligation to maintain the air conditioning unit(s) in good condition and repair throughout the term of this Lease.

13.3 Tenant shall comply with utility and floor load restrictions
Tenant will not install any equipment which exceeds the capacity of the building's utility lines, nor place a load upon any floor of the premises exceeding the floor load per square foot area which such floor was designed to carry or which is allowed by law.

13.4 Tenant shall not permit any waste on property
Tenant shall comply with the requirements of all laws, orders, ordinances and regulations of all governmental authorities regarding tenant's specific use, and will not permit any waste of property to be committed and will take good care of and keep in a neat, clean and sanitary condition, the premises at all times.

                            ARTICLE 14 - ALTERATIONS

14.1 General
(a) During the term, tenant must obtain prior written consent from Landlord for any alterations, additions, and improvements, that:
         (1) Will be performed by contractors approved by landlord and subject to conditions specified by landlord (which may include requiring the posting of a mechanic's or materialmen's lien bond); and
         (2) At landlord's option, alterations will be made by landlord for tenant's account, and tenant will reimburse landlord for their cost (including 5% for landlord's overhead) within 10 days after receipt of a statement of such cost.
         (3) Landlord's consent will not be unreasonably withheld or delayed.
             (b) Subject to tenant's rights in Article 16, all alterations, additions, fixtures, and improvements made in or upon the premises either by tenant or landlord, will immediately become landlord's property and at the end of the term will remain on the premises without compensation to tenant, unless when consenting to such alterations, additions, fixtures, or improvements must be removed at the termination of this lease.

14.2 Freestanding Partitions
Tenant will have the right to install freestanding work station partitions. The free standing work station partitions for which tenant pays will be part of tenant's trade fixtures. All other affixed partitions installed in the premises are and will be landlord's property for all purposes under this lease.

14.3 Removal
If landlord has required tenant to remove any or all alterations, additions, fixtures, and improvements that are made upon the premises pursuant to this
Article 14 prior to expiration date, tenant will remove such alterations, additions, fixtures, and improvements at tenant's sole cost and will restore the premises to the condition before such alterations, additions, fixtures, improvements, and additions were made, reasonable wear and tear excepted.

                          ARTICLE 15 - MECHANICS' LIENS

15.1 Mechanic Liens must be satisfied
Tenant will pay for all costs and charges for work (a) done by tenant or caused to be done by tenant, in or to the premises, and (b) for all materials furnished for or in connection with such work. Tenant will indemnify landlord against and hold the landlord harmless, and free and clear, from all mechanics' liens, all other liabilities, liens, claims, and demands on account of such work by or on behalf of tenant, other than work performed by landlord pursuant to the work letter, or otherwise. If any such lien is filed against the premises or any part of the project, tenant will cause such lien to be discharged of record within 20 days after the filing of such lien and written notice to Tenant, except that if tenant desires to contest such lien, it will furnish landlord, within such 20 day period, security reasonably satisfactory to landlord of at least 150% of the amount of the claim, plus estimated costs and interest, or comply with such procedures available to release the lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, tenant will pay and satisfy the same at once. If tenant fails to pay any charge for which a mechanics' lien has been filed, and has not given landlord security as described above, or has not complied with such statutory procedures as may be available to release the lien, landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, be immediately due from tenant to landlord as additional rent. Nothing contained in this lease will be deemed the consent or agreement of landlord to subject landlord's interest in the project to liability under any mechanics' or other lien law. If tenant receives written notice that a lien has been or is about to be filed against the premises or the project, or that any action affecting title to the project has been commenced on account of work done by or for or materials furnished to or for tenant, it will immediately give landlord written notice of such notice. At least 15 days prior to the commencement of any work (including but not limited to any maintenance, repairs, alterations, additions, improvements, or installations) in or to the premises, by or for tenant, tenant will give landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord will have the right to post notices of non-responsibility or similar written notices on the premises in order to protect the premises against any such liens.

                            ARTICLE 16 - END OF TERM

16.1 End of Lease Term Requirements
At the end lease term, tenant will promptly surrender the premises broomclean, in good condition, reasonable wear and tear and casualty damage excepted. Tenant may remove from premises any trade fixtures, equipment, and movable furniture placed by tenant, (excluding raised flooring, fire suppression systems, independent air conditioning systems and fibre optics); tenant will not remove any trade fixtures or equipment without landlord's prior written consent if such equipment is used in the operation of the building, or if the removal of such equipment will result in impairing the structural strength of the building. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions, and improvements on the premises after the end of the term will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by landlord without written notice to tenant to the extent permitted by law. Tenant will pay landlord for all expenses incurred in connection with the removal of such property, including but not limited to the cost of repairing any damage to the building or premises caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this lease.

                           ARTICLE 17 - EMINENT DOMAIN

17.1 Eminent Domain
If all, or any portion, of the premises are taken or conveyed by eminent domain this lease will terminate on a date which is the earlier of the date upon which the condemning authority takes possession of the premises or the date on which title to the premises is vested in the condemning authority. In the event of any such taking, the entire award will be paid to landlord and tenant will have no right or claim to any part of such award; however, tenant will have the right to assert a claim against the condemning authority in a separate action, so long as landlord's award is not otherwise reduced.

                       ARTICLE 18 - DAMAGE AND DESTRUCTION

18.1 General
(a) If the premises are damaged by fire or other insured casualty, landlord will give tenant written notice of the time which will be needed to repair such damage, as determined by landlord in its reasonable discretion, and the election (if any) which landlord has made according to this Article 18. Such notice will be given before the 30th day (the "notice date") after the fire or other insured casualty.
(b) If the premises are damaged by fire or other insured casualty to an extent which may be repaired within 120 days after the notice date, as reasonably determined by landlord, landlord will promptly begin to repair the damage after the notice date and will diligently pursue repair completion. In the event this lease will continue in full force and effect except that monthly rent will be abated on a pro-rata basis from damage date until completion of such repairs based on the proportion of the rentable area tenant is unable to use during repair period.
(c) If the premises are damaged by fire or other casualty that may not be repaired within 120 days after the notice date, as determined by landlord, then (1) landlord may cancel this lease as of date of damage by written notice given to tenant on or before the notice date or (2) tenant may cancel this lease as of date of damage by written notice given to landlord within 10 days after delivery of a written notice that repairs cannot be made within 120-day period. If neither landlord nor tenant so elects to cancel lease, landlord will diligently repair the premises and monthly rent will be abated on pro-rata basis during repair period based on proportion of rentable area unable to use.
(d) Notwithstanding the provisions of subparagraphs (a), (b), and (c) above, if the proceeds of insurance are insufficient to pay for the repair of any damage to the premises or the building, landlord will repair such damage to the extent of the proceeds received. Tenant will have no rights to terminate this lease on account of any damage to the premises, the building, or the project, except as set forth in this lease.
(e) If landlord's repairs are not completed within 120 days after the notice date, then tenant has the additional right to terminate this lease.

                           ARTICLE 19 - SUBORDINATION

19.1 General
Tenant's rights under this lease are subject to any underlying lease, mortgage, indenture, deed of trust, or other lien encumbrance. This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Tenant will execute, acknowledge, and deliver to landlord, within 20 days after written demand by landlord, such documents as may be reasonably requested by landlord or the holder of any superior lien to confirm or effect any such subordination.

19.2 Attornment and Nondisturbance
Tenant agrees that in the event that any holder of a superior lien succeeds to landlord's interest in the premises, tenant will pay to such holder all rents subsequently payable under lease. In the event of the enforcement by the holder of a superior lien of the remedies provided for by law or by such superior lien, tenant will, upon request of any party succeeding to the interest of landlord as a result of such enforcement, automatically become the tenant of such successor in interest without change in the terms or provisions of this lease. Such successor in interest will not be bound by:
         (a) Any payment of rent for more than one month in advance, except prepayments in the nature of security for the performance by tenant of its obligation under this lease;
         (b) Any amendment or modification of this lease, and which consent will not be unreasonably withheld, made without the written consent of landlord's first priority mortgagee (if such consent was required under the terms of such superior lien);
         (c) Any claim against landlord arising prior to the date on which such successor in interest succeeded to landlord's interest, except for the on-going maintenance and repair obligations of landlord; or
         (d) Any claim or offset of rent against the landlord, except for the on-going maintenance and repair obligations of landlord.

        Upon request by such successor in interest and without cost to landlord or such successor in interest, tenant will, within 20 days after written demand, execute, acknowledge, and deliver an instrument or instruments confirming the attornment, so long as such instrument provides that such successor in interest will not disturb tenant in its use of the premises in accordance with this lease.

19.3 SNDA
Landlord shall obtain a subordination, non-disturbance and attornment agreement from all current and future morgtagees and ground lessors.

                         ARTICLE 20 - ENTRY BY LANDLORD

20.1 Landlords right to entry of premises:
Landlord,its agents, employees, and contractors may enter the premises at any reasonable time to:
         (a) Inspect the premises or respond to any emergency
         (b) Make repairs required of landlord under the terms of this lease
         (c) Make repairs to any adjoining space or utility services

         (d) Determine whether Tenant is complying with all its obligations in this Lease; or
         (e) Exhibit the premises to prospective purchasers, lenders, or tenants in the last six (6) months of the term.

Landlord will minimize any interference with tenant's business operations in connection with any such entry.

20.1 Claims
Except to the extent caused by the negligence or willful misconduct of landlord, its agents, employees or contractors, Tenant waives any claim against landlord or agents damages for any injury or inconvenience to or interference with tenant's business, any loss of occupancy or quiet enjoyment of the premises occasioned by any entry in accordance with this Article 20. Landlord will at all times have and retain a key with which to unlock all of the doors in, on, or about the premises (excluding tenant's vaults, safes, and similar areas designated in writing by tenant in advance). Any entry to the premises by landlord in accordance with this Article 20 will not be construed or deemed to be a forcible or unlawful entry or an eviction, actual or constructive, of tenant from the premises or any portion of the premises, nor will any such entry entitle tenant to damages or an abatement of monthly rent, additional rent, or other charges that this lease requires tenant to pay, except as otherwise set forth above.

                ARTICLE 21 - INDEMNIFICATION, WAIVER, AND RELEASE

21.1 Indemnification
Except for any injury to persons or property on the premises that is caused by the negligence or deliberate act of landlord or its agents, employees or contractors, tenant will neither hold nor attempt to hold landlord, its employees, or agents liable for, and tenant will indemnify and hold harmless landlord, its employees, and agents from and against, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgements, and expenses (including without limitation reasonable attorneys' fees) incurred in connection with or arising from:
         (a) the use or occupancy or manner of use or occupancy of the premises by tenant or any person claiming under tenant;
         (b) any activity, work, or thing done or permitted by tenant in or about the premises, the building, or the project;
         (c) any breach by tenant or its employees, agents, contractors, or invitees of this lease; and
         (d) any injury or damage to the person, property, or business of tenant, its employees, agents, contractors, or invitees entering upon the premises under the express or implied invitation of tenant.

21.2 Waiver and Release
Tenant, as a material part of the consideration to landlord for this lease, by this Section 21.2 waives and releases all claims against landlord, its employees, and agents with respect to all matters for which landlord has disclaimed liability pursuant to the provisions of this lease.

                          ARTICLE 22 - SECURITY DEPOSIT

22.1 Amount of Deposit
Tenant simultaneously with the execution of this Lease has delivered to the Landlord the amount agreed to as security deposit in Section 1.1(o), receipt of which is hereby acknowledged by Landlord. Said deposit shall be held by Landlord, without liability for interest, and may be commingled with other funds of Landlord, as security for the faithful performance by Tenant of all the terms and conditions of this Lease. If at any time during the term of this Lease any of the rent herein reserved shall be overdue and unpaid beyond applicable notice and/or cure periods, or any other sum payable by Tenant to Landlord hereunder shall be overdue and unpaid beyond applicable notice and cure periods, then Landlord may, at the option of Landlord, appropriate and apply all or any portion of said deposit to the payment of any such overdue rent or other sum.

22.2 Use and Return of Deposit
In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant beyond applicable notice and/or cure periods, then the Landlord may appropriate and apply said deposit or so much thereof as may be necessary, to compensate the Landlord for all loss or damage sustained or suffered by Landlord due to such breach on the part of the Tenant. Should the entire deposit or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable by Tenant hereunder, then Tenant shall, upon the demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security to the original sum deposited or otherwise required as set forth herein, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease.

22.3 Transfer of Deposit
Landlord shall deliver the deposit to the purchaser of Landlord's interest in the Leased Premises, in the event that such interest be sold, and thereupon Landlord shall be discharged from any further liability with respect to such deposit, so long as the new owner assumes landlord's obligations with respect to the security deposit(s).

22.4 Additional Deposit Upon Exercise of Option to Renew
In the event of exercise of any option(s) to renew the Lease, the Security Deposit shall remain and no additional Security Deposit shall be required.

                          ARTICLE 23 - QUIET ENJOYMENT

23.1 Quiet Enjoyment
Landlord covenants and agrees with tenant that so long as tenant pays the rent and observes and performs all the terms, covenants, and conditions of this lease on tenant's part to be observed and performed, tenant may peaceably and quietly enjoy the premises subject, nevertheless, to the terms and conditions of this lease, and tenant's possession will not be disturbed by anyone claiming by, through, or under landlord.

                           ARTICLE 24 - EFFECT OF SALE

24.1 Sale of Premises
A sale, conveyance, or assignment of the building or the project will operate to release landlord from liability from and after the effective date of such sale, conveyance, or assignment upon all of the covenants, terms, and conditions of this lease, express or implied, except those liabilities that arose prior to such effective date, and after the effective date of such sale, conveyance, or assignment, tenant will look solely to landlord's successor in interest to this lease, so long as such successor in interest assumes landlord's obligations under the lease from and after such effective date.

                              ARTICLE 25 - DEFAULT

25.1 Events of Default
The following events are referred to, collectively, as "events of default" or, individually, as an "event of default":

(a) Tenant defaults in the due and punctual payment of rent, and such default continues for 5 days after written notice from landlord; however, tenant will not be entitled to more than 3 written notices for monetary defaults during any 12 month period in connection with the monthly rent, and if after such written notice any monthly rent is not paid when due, and event of default will be considered to have occurred without further notice.

(b)      Tenant vacates or abandons the premises without continuing to pay rent;

(c) This lease or the premises or any part of the premises are taken upon execution or by other process of law directed against tenant, or taken upon or subject to any attachment by any creditor of tenant or claimant against tenant, and said attachment is not discharged or disposed of within 15 days or after its levy;

(d) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

(e) Involuntary proceeding under any such bankruptcy law or insolvency act or for the dissolution of tenant are instituted against tenant, or a receiver or trustee is appointed for all or substantially all of the property of tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment;

(f) Tenant breaches any of the other agreements, terms, covenants, or conditions that this lease requires tenant to perform, and such breach continues for a period of 30 days after written notice from landlord to tenant or, if such breach cannot be cured reasonably within such 30-day period, if tenant fails to diligently commence to cure within 30 days after written notice from landlord and to complete such cure within a reasonable time.

25.2 Landlord's Remedies
If any one or more events of default set forth in Section 25.1 occurs then landlord has the right, at its election:

(a) To give tenant written notice of Landlord's intention to terminate this lease on the earliest date permitted, in which case tenant's right to possession of the premises will cease and this lease will be terminated, except to tenant's liability;

(b) Without further demand or notice, to reenter and take possession of the premises, repossess the same, expel tenant and those claiming through or under tenant, and remove the effects of either, using such force for such purposes as may be necessary, without being liable for prosecution, without being guilty of any trespass, and without prejudice to any remedies for arrears of monthly rent, so long as landlord's actions are in accordance with the law; or

(c) Without further demand or notice to cure any event of default and to charge tenant for the cost of effecting such cure, including without limitation reasonable attorneys' fees and interest on the amount so advanced at the rate set forth in Section 26.21, provided that landlord will have no obligation to cure any such event of default of tenant.

(d) Should landlord elect to reenter as provided in subsection (b), or should landlord take possession pursuant to legal proceedings, landlord shall without terminating this lease, use reasonable efforts to relet the premises or any part of the premises in landlord's or tenant's name, but for the account of tenant, for such terms (which may be great or less than the period which would otherwise have constituted the balance of the term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the premises) as landlord, in its reasonable discretion, may determine, and landlord may collect and receive the rent. Landlord will in no way be responsible or liable for any failure to relet the premises, or any part of the premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the premises by landlord will be construed as an election on landlord's part to terminate this lease unless a written notice of such intention is given to tenant. No written notice from landlord under this Section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by landlord to terminate this lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this lease by giving tenant such written notice, in which event this lease will terminate as specified in such notice.

(e) If any event of default occurs, the landlord shall have the right, at its option, to declare (accelerate) the rents for the entire remaining term and the rents and other indebtedness, if any, shall be immediately due and payable without regard to whether possession shall have been surrendered to or taken by the landlord, and landlord may commence action immediately thereupon and recover judgment therefor, reduced to present value and subject to a credit for reletting.

(f) During the period of any litigation between Landlord and Tenant regarding this Lease, whether or not Tenant shall have claimed payment of rent as a defense, to the extent required by law, Tenant shall be required to post with Registry of the Court all past-due rents and additional rents as they come due. Tenant's failure to post such rents shall be grounds for the entry of an order entitling Landlord to possession of the premises forthwith.

25.3 Certain Damages
In the event that landlord does not elect to terminate this lease, tenant will pay to landlord monthly rent that would be payable under this lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the premises after deducting all of landlord's reasonable expenses in connection with such reletting, including all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs, and expenses of preparation. Tenant will pay such rent and other sums to landlord monthly on the day on which the monthly rent would have been payable under this lease if possession had not been retaken, and landlord will be entitled to receive such rent and other sums to from tenant on each such day.

25.4 Continuing Liability After Termination
If this lease is terminated on account of the occurrence of an event of default, tenant will remain liable to landlord for damages in an amount equal to monthly rent that would have been owing by tenant for the balance of the term, had this lease not been terminated, less the net proceeds, if any, of any reletting of the premises by landlord subsequent to such termination, after deducting all of landlord's expenses in connection with such reletting, including without limitation the expenses enumerated in Section 25.3. Landlord will be entitled to collect such damages from tenant monthly on the day on which monthly rent and other amounts would have been payable under this lease if this lease had not been terminated, and landlord will be entitled to receive such monthly rent and other amounts from tenant on each such day. Alternatively, at the option of landlord, in the event this lease is so terminated, landlord will be entitled to recover against tenant as damages for loss of the bargain and not as a penalty:

(a) The worth at the time of award of the unpaid rent that had been earned at the time of termination;

(b) The worth at the time of award of the amount by which the unpaid rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that tenant proves could have been reasonably avoided;

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term of this lease (had the same not been so terminated by landlord) after the time of award exceeds the amount of such rental loss that tenant proves could be reasonably avoided;

(d) Any other amount reasonably necessary to compensate landlord by tenant's failure to perform its obligations under this lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses
         (a) and (b) above is computed by adding interest at the per annum interest rate described in Section 26.22 on the date on which this lease is terminated from the date of termination until the time of award. The "worth at the time of award" of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the United States Federal Reserve Bank, at the time of award plus 1%.

25.5 Cumulative Remedies
Any suits for the recovery of the damages set forth in Sections 25.3 and 25.4 or otherwise provided by law may be brought by landlord, at landlord's election, nothing in this lease will be deemed to require landlord to await the date upon which this lease or the term would have expired had there occurred no event of default. Each right and remedy provided for in this lease is cumulative and is in addition to every other right or remedy provided for in this lease or now or after the lease date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by landlord, or tenant, as applicable, of any one or more of the rights or remedies provided for in this lease or now or after the lease date existing at law will not preclude the exercise by landlord, or tenant, as applicable, of any rights provided for in this lease.

25.6 Waiver of Redemption
Tenant waives any right of redemption as a result of landlord's exercise of its remedies under this Article 25.

                           ARTICLE 26 - MISCELLANEOUS

26.1 No Offer
This lease is submitted to tenant on the understanding that it will not be considered an offer and will not bind the parties in any way until tenant has duly executed and delivered duplicate originals to landlord and landlord has executed and delivered one of such originals to tenant.

26.2 Joint and Several Liability
If tenant is composed of more than one signatory to this lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this lease. The act of, written notice to, written notice from, refund to, or signature of any signatory to this lease (including without limitation modifications of this lease made by fewer than all such signatories) will bind every other signatory as though every other signatory had so acted, or received or given the written notice or refund, or signed.

26.3 No Construction Against Drafting Party
Landlord and tenant acknowledge that each of them and their counsel have had an opportunity to review this lease and that this lease will not be construed against landlord merely because landlord has prepared it.

26.4 Time of the Essence
Time is of the essence of each and every provision of this lease.

26.5 No Recordation
Tenant's recordation of this lease or any memorandum or short form of it will be void and a default under this lease.

26.6 No Waiver
The waiver by landlord of any agreement or provision contained in this lease will not be deemed to be a waiver of any subsequent breach of any other agreement or provision contained, nor will any practice that may grow up between the parties be construed to waive or to lessen the right of landlord to insist upon the performance by tenant in strict accordance with the terms of this lease. The subsequent acceptance of rent by landlord will not be deemed to be a waiver of any preceding breach by tenant of any agreement, condition, or provision of this lease, other than the failure of tenant to pay the particular rent so accepted, regardless of landlord's knowledge of such preceding breach at the time of acceptance of such rent.

26.7 Limitation on Recourse
Tenant specifically agrees to look solely to landlord's interest in the project for the recovery of any judgments from landlord (including the proceeds of sale, insurance, condemnation and rentals). It is agreed that landlord (and its shareholders, venturers, and partners, and their shareholders, venturers, and partners and all of their officers, directors, and employees) will not be personally liable for any such judgments. The provisions contained in the preceding sentences are not intended to and will not limit any right that tenant might otherwise have to obtain injunctive relief against landlord or relief in any suit or action in connection with enforcement or collection of amounts that may become owing or payable under or on account of insurance maintained by landlord.

26.8 Estoppel Certificates
At any time and from time to time but within 10 business days after prior written request by landlord, tenant will execute, acknowledge, and deliver to landlord, promptly upon request, a certificate certifying (a) that this lease is unmodified and in full force and effect or, if there have been modifications, that this lease is in full force and effect, as modified, and stating the date and nature of each modification; (b) the date, if any, to which rent and other sums payable under this lease have been paid; (c) that no written notice of any default has been delivered to landlord which default has not been cured, except as to defaults specified in said certificate; (d) that there is no event of default under this lease or an event which, with notice or the passage of time, or both, would result in an event of default under this lease, except for defaults specified in said certificate; and (e) such other matters as may be reasonably requested by landlord. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust of the building or any part of the project. Tenant's failure to deliver such a certificate within such time will be conclusive evidence of the matters set forth in it. The provisions of this Section 28.6 shall be deemed to be reciprocal with respect to the estoppel certificates requested by tenant and to be executed and delivered by landlord.

26.9 Waiver of Jury Trial
Landlord and tenant by this Section 26.9 waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties in this lease against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, tenant's use or occupancy of the premises, or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. Tenant agrees not to interpose or assert any counterclaim other than compulsory counterclaims in any summary proceeding brought by landlord against tenant. This shall not, however, be construed as a waiver of the tenant's right to assert such claims in any separate action or actions brought by the tenant.

26.10 No Merger
The voluntary or other surrender of this lease by tenant or the cancellation of this lease by mutual agreement of tenant and landlord or the termination of this lease on account of tenant's default will not work a merger, and will at landlord's option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to landlord of all or any subleases or subtenancies. Landlord's option under this Section 26.10 will be exercised by written notice to tenant and all known sublessees or subtenants in the premises or any part of the premises.

26.11 Holding Over
Tenant will have no right to remain in possession of all or any part of the premises after the expiration of the term. If tenant remains in possession of all or any part of the premises after the expiration of the term, without the express consent of landlord; (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this lease for any further term; and (c) such tenancy may be terminated by landlord upon the earlier of 30 days' prior written notice or the earliest date permitted by law. In such event, monthly rent will be increased to an amount equal to 150% of the monthly rent payable during the last month of the term, and any other sums due under this lease will be payable in the amount and at the times specified in this lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this lease.

26.12 Notices
Any notice, request, demand, consent, approval, or other communication required or permitted under this lease must be in writing and will be deemed to have been given when personally delivered, sent by facsimile with receipt acknowledged, deposited with any nationally recognized overnight carrier that routinely issues receipts, or deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at its address set forth in Section 1.1. Either landlord or tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving 10 days prior written notice of such change to the other party in the manner prescribed in this Section 26.12.

26.13 Severability
If any provision of this lease proves to be illegal, invalid, or unenforceable, the remainder of this lease will not be affected by such finding, and in lieu of each provision of this lease that is illegal, invalid, or unenforceable a provision will be added as a part of this lease as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

26.14 Written Amendment Required
No amendment, alteration, modification of, or addition to the lease will be valid or binding unless expressed in writing and signed by landlord and tenant.

26.15 Entire Agreement
This lease, the exhibits and addenda, if any, contain the entire agreement between landlord and tenant. No promises or representations, except as contained in this lease, have been made to tenant respecting the condition or the manner of operating the premises, the building, or the project.

26.16 Captions
The captions of the various articles and sections of this lease are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles or sections.

26.17 Notice of Landlord's Default
In the event of any alleged default in the obligation of landlord under this lease, tenant will deliver to landlord written notice listing the reasons for landlord's default and landlord will have 30 days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a 30-day period, to commence action within such 30 day period, and proceed diligently to cure such alleged default within a reasonable time. A copy of such notice to landlord will be sent to any holder of a mortgage or other encumbrance on the building or project of which tenant has been notified in writing, and any such holder will also have the same time periods to cure such alleged default.

26.18 Authority
Tenant and the party executing this lease on behalf of tenant represent to landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to landlord a resolution or similar document to that effect.

26.19 Brokers
Landlord and tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the premises except the broker named in Section 1.1, if any. Each of them will indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the premises except the broker. Landlord will pay any fees or commissions due the broker as per Section 1.1, and will indemnify and hold harmless tenant against liability therefor.

26.20 Governing Law
This lease will be governed by and construed pursuant to the laws of the State of Florida and Broward County. Venue for purposes of any litigation in connection herewith shall be in Broward County, Florida.

26.21 Late Payments
Any rent that is not paid when due will accrue interest at the highest legal late rate (in no event in an amount in excess of the maximum rate allowed by applicable law) from the date on which it was due until the date on which it is paid in full with accrued interest.

26.22 No Easements for Air or Light
Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the building will in no way affect this lease or impose any liability on landlord.

26.23 Tax Credits
Landlord is entitled to claim all tax credits and depreciation attributable to leasehold improvements in the premises. Promptly after landlord's demand, landlord and tenant will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which landlord or tenant has paid. Landlord will be entitled to all credits and depreciation for those items for which landlord has paid by means of any tenant finish allowance or otherwise. Tenant will be entitled to any tax credits and depreciation for all items for which tenant has paid with funds not provided by landlord.

26.24 Landlord's Fees
Whenever tenant requests landlord to take any action or give any consent required or permitted under this lease, tenant will reimburse landlord for all of landlord's reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within 10 days after landlord's delivery to tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether landlord consents to any such proposed action.

26.25 Financial Reports
Within fifteen (15) days after landlord's request (not more than one time per year), tenant will furnish tenant's most recent audited financial statements (including any notes to them) to landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, tenant's internally prepared financial statements. Tenant will discuss its financial statements with landlord in order to enable landlord to verify the financial statements. Landlord will not disclose any aspect of tenant's financial statements that tenant designates to landlord as confidential except
(a) to landlord's lenders or prospective purchasers or the project, (b) in litigation between landlord and tenant, and (c) if required by court order.

26.26 Binding Effect
The covenants, conditions, and agreements contained in this lease will bind and inure to the benefit of landlord and tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this lease, their assigns.

26.27 Waiver of Lien
Landlord hereby waives any statutory and common law liens for rent (other than judgment liens)

26.28 Prevailing Party
Notwithstanding anything to the contrary contained in this lease, in the event of any litigation between the landlord and the tenant arising out of this lease or tenant's use and occupancy of the premises, the prevailing party shall be entitled to recover its costs and expenses incurred in such litigation, including reasonable attorney's fees, at all levels, including appeals.

26.29 Access
Access to the premises shall be available to tenant 24 hours per day, 7 days per week, 365 days per year.

26.30 Communications Equipment
Subject to the tenants's compliance with all applicable laws, ordinances, rules and regulations, tenant shall have the right, at the tenant's sole cost and expense, to install, maintain and remove on the roof of the building a satellite dish or other similar device, such as an antenna, for the purpose of receiving and/or sending radio, television, computer, telephone or other communication signals (and including the installation of all necessary cables, wires and transformers). Any such satellite dish or other similar device and the cables, wires and transformers related thereto are referred to as "communications equipment." In such event, tenant shall advise landlord at least 10 days in advance of the planned installation of such communications equipment and shall comply with any reasonable request of landlord with respect to the installation thereof. Tenant shall be responsible for any damage to the building caused by installing or maintaining the communications equipment. At the expiration or earlier termination of this lease, tenant, at its expense, shall remove the communications equipment. Any work required to restore the roof or any other part of the building from any damage occasioned by the installation, maintenance or removal of the communications equipment shall be borne by tenant. The installation, maintenance and removal of the communications equipment shall be subject to the obligations, imposed upon the tenant in this lease, with respect to the tenant's use and occupancy of th premises' provided, however, that there shall be no additional consideration due from tenant with respect to the rights granted to tenant pursuant to this Section.

26.31 Supplemental HVAC Equipment
Subject to the provisions of Article 14, tenant shall have the right to install additional, separate, self-contained and separately metered air conditioning units in the premises, including condenser units on the roof of the building and any other necessary construction, including access through a chase from the premises to the roof. Tenant shall at its own expense be required to repair, maintain and replace such air conditioning unit(s) and equipment.

26.32 Right of First Refusal
Tenant shall have a continuing right of first refusal, subject to rights of first refusal of previous tenants, to rent any available space in the building that becomes available for lease from time to time. Landlord will give written notice to tenants who have right of first refusal of any available space and allow a reasonable time for written response as per their lease agreements. Tenant understands that their are prior tenants who have Right of First refusal also in their leases, and they must deny first. Tenant shall have an absolute right to first refusal on any available space as compared to a new prospective tenant.

Landlord and tenant have executed this lease as of the day and year first above written.

WITNESSES:                            LANDLORD:

                                      TRI-COUNTY DEVELOPMENT GROUP, INC.,
                                      A FLORIDA CORPORATION

- ----------------------------------
                                      /s/ Laurence F. Leavy
- ----------------------------------    ------------------------------------------
                                      By: Laurence F. Leavy, President

                                          Date: 3/31/00
                                               ---------------------------------


                                      TENANT:

                                      ANDRX CORP.
                                      A FLORIDA CORPORATION
/s/ Allison Lichter
- ----------------------------------
/s/ Janet Lopez                        By: /s/ Scott Lodin
- ----------------------------------        --------------------------------------
                                           (Person Signing Name)

                                           Title: Vice President/General Counsel
                                                --------------------------------
                                           Date:  4/4/00
                                                --------------------------------

                            EXHIBIT A - THE PREMISES

                             EXHIBIT B - WORKLETTER

                        EXHIBIT C - RULES AND REGULATIONS

C.1 General Rule
Landlord may from time to time adopt appropriate reasonable Rules and Procedures for the security or safety of the building, any persons occupying, using, or entering the building and tenant will comply with landlord's reasonable requirements relative to such systems and procedures.

C.2 Tenant Definition
In these rules and regulations, tenant includes the employees, agents, invitees, and licensees permitted by tenant to use or occupy the premises.

C.3 Common Area Access
The entrances, hallways, stairways and elevators will not be obstructed by any tenant, for any purpose, and there shall be no roof access. Access shall be provided to tenant's employees and invitees, unless such persons are engaged in illegal activities. No tenant will be permitted to place any object on the exterior of the building or on the roof of the building without written consent of the landlord.

C.4 No Signs Visible from Exterior
No sign, picture, advertisement, or written notice shall be visible from the exterior of tenant's premises without the written consent of landlord. All approved signs will be created at the expense of the tenant per landlord's approval. Other than draperies expressly permitted by landlord material visible from outside the building are not permitted. Landlord may remove the items without any liability, and may charge the expense to the tenant.

C.5 No Unauthorized Cooking
For safety reasons, no cooking will be permitted by tenant on the premises, except in area which are specially constructed for cooking and except that use of microwave ovens and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

C.6 Only Approved Cleaning Crews May Access Premises
No tenant will employ any person or persons other than the cleaning service of landlord for the purpose of cleaning the premises, unless otherwise agreed to by landlord in writing. Except with landlord's written consent, no persons other than those approved by landlord will be permitted to enter the building for the purpose of cleaning. No tenant will cause any unnecessary labor by tenant's carelessness or indifference in the preservation of cleanliness. Should tenant's actions result in any increased expense for any cleaning, landlord reserves the right to assess tenant for such expenses.

C.7 Proper Restroom Care
The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown in such plumbing fixtures. All damages resulting from any misuse of the fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, caused the same.

C.8 Proper Facility Care
No tenant, or its guests or employees, will in any way deface any part of the premises. Where carpet has been provided by landlord, tenant will at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

C.9 Door Locks
No tenant will change, replace, or re-key any lock on any door of the premises. Landlord will retain a pass (master) key to all door locks on the premises. Any door locks required by tenant will be installed or changed by landlord following tenant's written request and will be at tenant's expense. All new and re-keyed locks will remain operable by landlord's master key. Landlord will furnish each tenant, free of charge, with two (2) keys to each lock on the premises and two
(2) building access keys. For any additional keys requested by Tenant, Landlord will have the right to charge for additional keys and cards at actual cost to Landlord.

C.10 Movers Must be Approved, Bonded, Insured
Any persons employed to move tenant's equipment must be reasonably acceptable to landlord. The moving company must be a professional mover, whose primary business is relocation services, and must be bonded and fully insured. A certificate of insurance must be received and reasonably approved by landlord prior to any moving operations. All moving operations will be conducted at such times as landlord will direct, and all moving will take place during non-business hours unless landlord agrees in writing otherwise. Tenant will be responsible for the provision of building security during all moving operations, and will be liable for all losses and damages sustained as a result of the failure to supply adequate security. Landlord will have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the building. Heavy objects will stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord reserves the right to inspect all property brought into the building. Supplies, goods, materials, packages, furniture, and all other items of every kind delivered to or taken from the premises will be delivered or removed through the entrance and reasonable route designated by landlord.

C.11 No Chemicals Other Than Cleaning Supplies
No tenant will use or keep in the premises any kerosene, gasoline, or inflammable or combustible or explosive fluid or material or chemical substance other than limited quantities of necessary for the maintenance of office equipment for cleaning fluids and solvents required in tenant's normal operations. Without landlord's written approval, no tenant will use any method of heating or air conditioning other than that supplied by landlord.

C.12 Building Name
Landlord will have the right, exercisable upon written notice and without liability to any tenant, to change the name of the building.

C.13 Advertising
Landlord will have the right to prohibit any advertising by tenant mentioning the building that, in landlord's opinion, tends to impair the reputation of the building or its desirability for offices, and upon written notice from landlord, tenant will refrain from or discontinue such advertising.

C.14 Pet Rule
Tenant will not bring any animals (except "Seeing Eye" dogs and fish tanks) or birds into the building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the building except in areas designated from time to time by landlord for such purposes, without landlords written consent.

C.15 Normal Open hours
The building is open during normal business hours, as defined as Monday through Friday, 7:00 a.m. to 6:00 p.m., and is the hours of common area and premises air conditioning. All ingress/egress between 6:00 p.m. and 7:00 a.m., Monday through Friday, and at on Saturdays, Sundays, and holidays will comply with all reasonable regulations.

C.16 Storage of Garbage/Trash
Each tenant will store its garbage within its premises. No material will be placed in the trash boxes if such material may not be disposed of without being in violation of any law. All refuse disposal will be made only through entryway and elevators and at such times as landlord reasonably designates. Removal of any furniture or large equipment will be the responsibility of each tenant and will not be removed by the building's janitorial service, except at the tenant's expense. No furniture, equipment, or flammable products of any type may be disposed of in the building trash receptacles.

C.17 Solicitation of Tenants/Invitees
Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the building are prohibited.

C.18 Actual notice to Landlord is required
The requirements of the tenants will be attended to only upon application by written, personal, or telephone notice at the office of the building. Employees of landlord will not perform any work or do anything outside of their regular duties unless under special instructions from landlord.

C.19 Building Directory
A directory will be provided of tenants as landlord in its discretion approves. Any additional name(s) that tenant desires to place in such directory must be approved by landlord, and tenant will pay to landlord a charge for each such additional name. No tenant will have any exterior signage.

C.20 Secure Premises
Tenant will see that its premises doors are closed and locked before tenant or tenant's employees leave the premises. On multiple-tenancy floors, all tenants will keep the doors to the building corridors closed at all times except for ingress and egress.

Whenever entering building before 7 a.m., or after 6 p.m., or on weekends, exterior doors must be locked.

C.21 Parking on Premises
(1) Landlord will not be liable for loss or damage to any vehicle (or its contents), or any property left in any of the parking areas, resulting from fire, theft, vandalism, accident, conduct of other users of the parking areas, except to the extent caused by the negligence or willful misconduct of landlord, its agents, employees or contractors.
(2) Tenant agrees that, except to the extent caused by the negligence or willful misconduct of landlord, its agents, employees or contractors:
         (a) landlord will not be obligated to provide any traffic control, security protection or operator for the parking areas;
         (b) tenant uses the parking areas at its own risk; and
         (c) landlord will not be liable for personal injury or death, or theft, loss of, or damage to property.
         (d) Tenant waives and releases landlord from any and all liability arising out of the use of the parking areas by tenant, its employees, agents, invitees, and visitors, whether brought by any of such persons or any other person.
(3) Tenant (including tenant's employees, agents, invitees, and visitors) will use the parking area solely for the purpose of parking passenger model cars, small vans, and small trucks. The parking areas may be used by tenant, its agents, or employees, for occasional overnight parking of vehicles. Tenant will ensure that any vehicle in the parking area will be kept in proper repair and will not leak oil or grease or any amount of gasoline.
(4) Landlord may consider Tenant in default under the lease, subject to applicable notice and cure periods) if any of the parking area is used:
         (a) for any purpose other than parking; or
         (b) in any way or manner reasonably objectionable to landlord.
(5) Tenant's right to use the parking areas will be in common with other tenants and with other parties permitted to use the parking areas.
(6) Landlord has reasonable discretion to assign and reassign particular parking spaces for use by persons selected by landlord, or to restrict areas in which general, unreserved parking is permitted, provided that tenant's rights under the lease are preserved.
(7) Tenant, its employees and/or visitors, will not park in any space designated as: RESERVED, HANDICAPPED, BABY BUGGY, VISITORS ONLY, or LIMITED TIME PARKING.
(8) If the parking areas are damaged, or use of the areas is limited by any governmental authority or causes beyond landlord's reasonable control, tenant's inability to use parking area will not subject landlord to any liability to tenant and will not relieve tenant of lease obligations.
(9) Tenant has no right to assign or sublicense any of its parking rights, except as part of a permitted assignment or sublease of the lease.

C.22 Non-Smoking Building
In accordance with Clean Air Acts, Broward Corporate Center has been deemed a non-smoking building, and Smoking is prohibited in the Premises and interior common areas of the building. Smoking may be done on the exterior and in the northeast Smoking patio.

C.23 No Constructive Evictions
No act done by landlord or its agent during the term of the lease with the enforcement of these rules and regulations will constitute an eviction by landlord of any tenant nor will it be deemed an acceptance of surrender of the premises by any tenant, and no agreement to accept such termination or surrender will be valid unless in a writing signed by landlord. The delivery of keys to any employee or agent of landlord will not operate as a termination of the lease, or a surrender of the premises, unless such delivery is approved by landlord.

C.24 Individual Waiver
Landlord may waive any one or more of these rules and regulations for the benefit of any particular tenant or tenants, but no such waiver by landlord will be construed as a waiver of such rules and regulations in favor of any other tenant or tenants, nor prevent landlord from enforcing any such rules and regulations against any or all of the tenants of the buildings after such waiver. Landlord will use commercially reasonable efforts to uniformly enforce the rules and regulations.

C.25 Addition to Lease
These Rules and Regulations are in addition to, and will not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of the lease. In the event of any conflict between the rule and regulations and the lease, the lease shall control.

               EXHIBIT D - COMMENCEMENT DATE AMENDMENT CERTIFICATE

This Certificate, IF EXECUTED, is intended to change the date of the commencement of rent entered into by landlord and tenant pursuant to Section 3.1 of the lease.

1. DEFINITIONS

In this certificate the following terms have the meanings given to them:

         (a)  Landlord

                  Tri-County Development Group, Inc.

         (b)  Tenant

         __________________

         (c)  Lease

         Office lease dated_______,_______, between landlord and tenant.

         (d)  Premises

         Suite_______

         (e)  Building Address

                  4491 South State Road 7
                  Fort Lauderdale, Florida 33314

2.  AGREED TO CHANGE RENT COMMENCEMENT DATE AND/OR LEASE EXPIRATION

Landlord and tenant agreed to amend the rent commencement date and/or lease expiration date, per Sections 1.1(1) and (n):

         (1) the amended commencement date of the lease is_________,____, and
         (2) the amended expiration date is_________,____,
         (3) Sections 1.1(1) and (n) are accordingly amended.

Landlord and tenant have executed this commencement date certificate as of the dates set forth below.

WITNESSES:                                    LANDLORD:

                                              TRI-COUNTY DEVELOPMENT GROUP, INC.
                                              A Florida Corporation

- -------------------

- -------------------                           ----------------------------------
                                              By: Laurence Leavy, President
                                              Date:
                                                   -----------------------------


                                              TENANT:

    A ______ Corporation


- -------------------

- -------------------                           ----------------------------------
                                              By: (Name of Person Signing)
                                              Date:
                                                   -----------------------------

                                    GUARANTY

STATE OF FLORIDA       )
COUNTY OF___________   )

WHEREAS, TRI-COUNTY DEVELOPMENT GROUP, INC., as Landlord and _______________, as Tenant, negotiated a lease dated __________,___, on certain premises located at 4491 South State Road 7, Fort Lauderdale, Florida 33314, Suite_____; (this Guaranty being attached to copy of said Lease which is executed contemporaneously herewith and the terms of which are incorporated herein by reference); and

WHEREAS, the undersigned have requested Landlord to execute and deliver said Lease on the condition that the undersigned execute this Guaranty as Guarantors; and

WHEREAS, the undersigned have agreed to execute this Guaranty in order to induce the Landlord to execute and deliver the aforesaid Lease;

NOW THEREFORE, in consideration of the execution and delivery of the aforesaid Lease by the Landlord, and for other valuable consideration, receipt of which is hereby acknowledged by the Guarantors, it is agreed as follows:

1. The undersigned jointly and severally, do hereby guarantee to the Landlord and to any mortgagee holding a mortgage upon the interest of Landlord in the leased premises, the due and punctual payment of all rent payable under said Lease, and each and every installment thereof, as well as the full and prompt and complete performance by the Tenant of all and singular the covenants, conditions and provisions in said Lease contained on the part of the Tenant therein to be kept observed and performed, as permitted by the Lease with no less force and effect than if the undersigned were named as the Tenant in said Lease, and the undersigned jointly and severally will forthwith on demand pay all amounts at any time in arrears, and will make good any and all defaults occurring under said Lease.

2. This Guaranty shall be absolute, continuing and unlimited, and the Landlord shall not be required to take any proceedings against the Tenant, or give notice to the undersigned before the Landlord has the right to demand payment or performance by the undersigned upon default by the Tenant. This Guaranty and the liability of the undersigned hereunder shall in no way be impaired or affected by any assignment which may be made of said Lease, or any subletting thereunder, or by any extension(s) of the payment of any rental or any other sums provided to be paid by Tenant, or by any forbearance or delay in enforcing any of the terms, conditions, covenants or provisions of said Lease or any amendment, modification or revision of said Lease. This Guaranty shall be irrevocable unless Landlord shall grant its consent to revocation in a written instrument signed by both Landlord and the guarantor(s).

3. No action or proceeding brought or instituted under this Guaranty against the undersigned, and no recovery had in pursuance thereof shall be any bar or defense to any further action or proceeding which may be brought under this Guaranty by reason of any further default or defaults of Tenant. The undersigned hereby waive trial by jury in connection with any proceedings of counterclaims brought in connection with the Lease and/or this Guaranty.

4. The liability of the undersigned shall not be deemed to be waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any creditors, receivership, bankruptcy (including Chapter 7 or Chapter 11 bankruptcy proceedings or other reorganization proceedings) or other proceedings, or the rejection or disaffirmance of the Lease in any proceedings.

5. There shall be no modification of the provisions of this Guaranty unless the same be in writing and signed by the undersigned and the Landlord.

6. All of the terms, agreements and conditions of this Guaranty shall be joint and several, and shall extend to and be binding upon the undersigned, their heirs, executors, administrators, and assigns, and shall inure to the benefit of the Landlord, its successors and assigns, and to any future owner of the fee of the premises referred to in the Lease, and to any mortgagee of the fee interest of the Landlord in the Leased Premises.

The undersigned have hereunto set their signatures and seals on __________,___, as Guarantors for the purposes expressed herein and agree to be bound by the terms hereof.


                                                 GUARANTOR(S):


                                                 -----------------------


                                                 -----------------------